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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


We consent to the use of our report dated March 10, 2003, with respect to the consolidated balance sheet of Amedisys, Inc. as of December 31, 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement. Our report refers to our audit of a 2001 balance sheet reclassification and transitional disclosures for 2001 and 2000 required by Statement of Financial Accounting Standards No. 142 "Goodwill and Other Intangible Assets", which was adopted by Amedisys, Inc. on January 1, 2002 to revise the 2001 and 2000 consolidated financial statements, as more fully described in Note 1 to the consolidated financial statements. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 consolidated financial statements other than with respect to such reclassification and disclosures.


Baton Rouge, Louisiana
December 10, 2003

                                                      /s/ KPMG LLP